Exhibit 10.3

FIRST AMENDMENT

TO

LETTER AGREEMENT

This First Amendment (this “Amendment”) made effective as October 14, 2009 (the “Effective Date”) by and among Dawson James Securities, Inc., as lead placement agent (“DJS” or the “Placement Agent”) and Cardium Therapeutics, Inc. (the “Company”).

WITNESSETH:

WHEREAS, the Company and DJS are parties to that certain Letter Agreement dated September 10, 2009 (the “Letter Agreement”); and

WHEREAS, the Company and DJS now desire to amend the Letter Agreement to reflect mutually agreed upon revised terms in accordance with the provisions of this Amendment.

NOW THEREFORE, in consideration of the promises and mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Definitions. Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to them in the Letter Agreement.

2. Increase in Dollar Amount of Placement. The Company and the Placement Agent hereby agree that the $12 million amount of the Placement of the Securities shall increased to $15 million. As such, the opening sentence to the Letter Agreement is amended and restated in its entirety as follows:

“The purpose of this letter agreement (“Agreement”) is to confirm the engagement of Dawson James Securities, Inc. (“DJS” or the “Placement Agent”) by Cardium Therapeutics, Inc. (the “Company”) to act, subject to the terms of this Agreement, as the exclusive Placement Agent for the Company, on a “reasonable best efforts” basis, in connection with the proposed placement (the “Placement”) of up to $15 million of the Company’s registered securities (the “Securities”) to “qualified institutional buyers” as such term is defined in Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and/or to “accredited investors” as such term is defined in Regulation D promulgated under the Securities Act.”

3. Clarification of Reimbursable Expenses. For purposes of clarification only, the $30,000 maximum amount of reimbursable expenses pursuant to Section 2(iii) shall be deducted from the 7% cash fee payable pursuant to Section 2(i).

4. Counterparts; Facsimile Signatures. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument. This Agreement may be executed by facsimile signatures.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their duly authorized representatives as of this 14th day of October, 2009.

CARDIUM THERAPEUTICS, INC.

By:	/s/ CHRISTOPHER J. REINHARD
Name: Christopher J. Reinhard
Title: Chief Executive Officer

DAWSON JAMES SECURITIES, INC.

By:	/s/ ALBERT J. POLIAK
Name: Albert J. Poliak
Title: President